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                                                                      EXHIBIT 1





                              STOCK TRANSFER POWER



     FOR VALUE RECEIVED, the undersigned, KENAN LOOMIS, a resident of the State of Georgia, hereby conveys, assigns, transfers and surrenders unto THE PAIDEIA SCHOOL, INCORPORATED, a Georgia nonprofit corporation, eighty thousand (80,000) shares of the Common Stock, $.01 par value, of CANDELA CORPORATION, a Delaware corporation (the "Corporation"), standing in the name of the undersigned on the books of the Corporation, and irrevocably constitutes and appoints any officer, employee or agent of the Corporation as attorney-in-fact to transfer such shares on the books of the Corporation with full power of substitution in the premises.

     Dated this 11th day of February, 1999.


                                                  KENAN LOOMIS:

                                                  /s/ Kenan Loomis
                                                  -----------------
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                            KENAN G. LOOMIS, ESQUIRE
                           1355 PEACHTREE STREET, NE
                                   SUITE 750
                             ATLANTA, GEORGIA 30309
                                  404/962-1000

                               February 10, 1999

VIA FACSIMILE 770/951-1184


Lamon & Stern, Inc.
c/o Adrienne Korn
1950 North Park Place
Suite 100
Atlanta, Georgia 30339-8411

     Re:  Transfer of Candela Corporation Stock

Dear Ms. Korn:

     Pursuant to our telephone conversation, this is to confirm that I wish to transfer 80,000 shares of Candela Corporation stock to the Paideia School from my account number 4W6-510222. The transfer should be made to the following broker:


                    William Bledsoe
                    c/o Robert Thomas Securities
                    (a subsidiary of Raymond James & Associates)
                    455 East Paces Ferry Road
                    Suite 214
                    Atlanta, Georgia 30305
                    404/237-7040


     The Paideia account number into which the shares should be transferred is 47160715. Raymond James & Associates DTC No. is 0725. This transfer should be effectuated on February 11, 1999.

     If there are any questions, please contact me.


                    Sincerely,

                    /s/ KENAN G. LOOMIS
                    ---------------------------------
                        Kenan G. Loomis

cc:  Mr. Peter Anderson (via facsimile 404/853-8806)
     Mr. Kirk Dornbush (via facsimile 404/522-6366)